EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed registration statement on Form S-8, File No. 333-82074.

/s/ Arthur Andersen LLP

San Diego, California

March 20, 2002